AMENDMENT NO. 1 TO
EXECUTIVE CHAIRMAN OPTION SETTLEMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EXECUTIVE CHAIRMAN OPTION SETTLEMENT AGREEMENT (this “Amendment”) is entered into as of August 4, 2026, by and between Ryan Specialty Holdings, Inc., a Delaware corporation (the “Company”), and Patrick G. Ryan and/or Shirley W. Ryan, as trustees of the Ryan Stock Option Trust, dated April 28, 2026 (the “Seller”). Each of the Company and the Seller shall be a “Party” and together, the “Parties” for purposes of this Amendment. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Original Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Seller are parties to that certain Executive Chairman Option Settlement Agreement, dated as of May 5, 2026 (the “Original Agreement”);
WHEREAS, pursuant to the Original Agreement, in connection with the grant by the Company on May 5, 2026 (the “Grant Date”) of Non-Qualified Stock Options under the Plan to certain employees and other service providers of the Company and its Affiliates (the “Executive Chairman Options”), all with a common per-share exercise price equal to the Strike Price of $29.66, covering an aggregate of 1,787,446 shares of Class A Stock, the Company and the Seller established a “back-to-back” arrangement pursuant to which the Company purchases from the Seller, from time to time, shares of Class A Stock in an amount equal to the full number of shares underlying each Executive Chairman Option that is exercised, at a purchase price per share of Class A Stock equal to the Strike Price;
WHEREAS, on August 4, 2026 (the “Second Tranche Grant Date”), the Company granted additional Non-Qualified Stock Options under the Plan to certain employees and other service providers of the Company and its Affiliates, all with a common per-share exercise price equal to the Second Tranche Strike Price (as defined herein), covering an aggregate of 287,646 shares of Class A Stock (such options, the “Second Tranche Executive Chairman Options”);
WHEREAS, the Parties desire to extend the “back-to-back” Repurchase arrangement established under the Original Agreement to the Second Tranche Executive Chairman Options;
WHEREAS, Section 9.9 of the Original Agreement provides that any term of the Original Agreement may be amended only with the written consent of the Company and the Seller; and
WHEREAS, the board of directors of the Company and its audit committee have approved this Amendment and the transactions contemplated hereby.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Original Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Additional Definitions.
Section 1. “Definitions” of the Original Agreement is hereby amended to add the following defined terms in appropriate alphabetical order:
“Second Tranche Executive Chairman Option” and “Second Tranche Executive Chairman Options” mean the Non-Qualified Stock Options granted by the Company under the Plan on the Second Tranche Grant Date to certain employees and other service providers of the Company and its Affiliates (each, a “Second Tranche Executive Chairman Optionholder”), all with a common per-share exercise price equal to the Second Tranche Strike Price, covering an aggregate of 287,646 shares of Class A Stock.
“Second Tranche Executive Chairman Option Shares” means the aggregate of 287,646 shares of Class A Stock underlying the Second Tranche Executive Chairman Options.
“Second Tranche Executive Chairman Optionholder” has the meaning set forth in the definition of “Secondary Executive Chairman Options”.
“Second Tranche Grant Date” means August 4, 2026.
“Second Tranche Strike Price” means $43.63 per share of Class A Stock, which is the common per-share exercise price of all Second Tranche Executive Chairman Options granted on the Second Tranche Grant Date, as determined in accordance with the Plan. The Second Tranche Strike Price shall not be adjusted without the prior written consent of the Seller.
2. Application of the Original Agreement to the Second Tranche Executive Chairman Options.
2.1 Application of the Original Agreement.
From and after the Second Tranche Grant Date, the Second Tranche Executive Chairman Options shall be subject to the Original Agreement, and the Company and the Seller shall have the same rights and obligations with respect to the Second Tranche Executive Chairman Options as they have with respect to the Executive Chairman Options under the Original Agreement. Accordingly, except as otherwise expressly provided in this Amendment, each provision of the Original Agreement applicable to the Executive Chairman Options, the Executive Chairman Optionholders, the Total Executive Chairman Option Shares, an Exercise Event, the Exercise Shares or a Repurchase shall apply, mutatis mutandis, to the Second Tranche Executive Chairman Options, the Second Tranche Executive Chairman Optionholders and the Second Tranche Executive Chairman Option Shares, in each case except where the context otherwise requires.
The defined term “Total Executive Chairman Option Shares” shall be deemed to include the Second Tranche Executive Chairman Option Shares, such that all references to “Total Executive Chairman Option Shares” shall include the Second Tranche Executive Chairman Option Shares.

2.2 Strike Price Applicable to the Second Tranche Executive Chairman Options.
With respect to any Repurchase relating to the exercise of a Second Tranche Executive Chairman Option, each reference in the Original Agreement to the “Strike Price” (including for purposes of determining the “Aggregate Exercise Price”) shall be deemed to mean the Second Tranche Strike Price. For the avoidance of doubt, the Strike Price applicable to the Executive Chairman Options granted on the Grant Date shall remain $29.66 per share of Class A Stock, and nothing in this Amendment shall modify the terms of the Executive Chairman Options granted on the Grant Date or the Repurchase provisions applicable thereto.
2.3 Grant Date Applicable to the Second Tranche Executive Chairman Options.
With respect to the Second Tranche Executive Chairman Options, each reference in the Original Agreement to the “Grant Date” shall be deemed to mean the Second Tranche Grant Date.
2.4 Required Share Reserve.
The covenants of the Seller under Article III (including with respect to the Required Share Reserve) of the Original Agreement shall apply to all shares of Class A Stock subject to the Executive Chairman Options and the Second Tranche Executive Chairman Options that are then outstanding and unexercised (whether or not vested).
3. Term.
The Term of the Original Agreement as amended by this Amendment shall be the date that is thirty-five (35) days after the tenth (10th) anniversary of the Second Tranche Grant Date, unless earlier terminated in accordance with Article VII of the Original Agreement, or otherwise modified by the mutual written consent of both Parties.
4. Exercise Notice.
The form of Exercise Notice attached as Exhibit A to the Original Agreement shall apply to any Exercise Event relating to a Second Tranche Executive Chairman Option, and each reference therein to the “Agreement” shall be deemed to refer to the Original Agreement as amended by this Amendment.
5. Representations and Warranties.
Each Party hereby confirms, reaffirms and ratifies each of the representations and warranties made by it in the Original Agreement, and represents and warrants that each such representation and warranty is true and correct in all material respects as of the date of this Amendment with the same force and effect as if made on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty is reaffirmed as true and correct in all material respects as of such earlier date). Nothing in this Amendment shall be construed to create, and neither party makes, any representation or warranty other than those set forth in the Original Agreement as reaffirmed hereby.
6. Incorporation by Reference.
All provisions of the Original Agreement shall apply to this Amendment mutatis mutandis, to the extent not inconsistent with the express terms of this Amendment.
7. No Other Amendments; Ratification.
Except as expressly amended and supplemented by this Amendment, the Original Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified and confirmed by each Party. The Executive Chairman Options granted on the Grant Date, and all terms of the Original Agreement applicable thereto, are retained in their entirety and are not modified by this Amendment. On and after the date of this Amendment, each reference in the Original Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” or words of like import, and each reference to the Original Agreement in any other agreement, instrument or document, shall be deemed to refer to the Original Agreement as amended by this Amendment. The Original Agreement and this Amendment shall be read and construed together as a single instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

THE COMPANY:

RYAN SPECIALTY HOLDINGS, INC.

By:     /s/ Timothy W. Turner
Name: Timothy W. Turner
Title: Chief Executive Officer

THE SELLER:

RYAN STOCK OPTION TRUST

By:     /s/ Patrick G. Ryan
Name: Patrick G. Ryan
Title: Trustee
[Signature Page to Amendment No. 1 to Executive Chairman Option Settlement Agreement]